AMENDED AND RESTATED

                           BY - LAWS
                               of

                 COMTEX SCIENTIFIC CORPORATION


                           ARTICLE I

                    Meetings of Shareholders

         Section 1.  Annual Meetings.   An annual meeting of
    shareholders, for the purpose of electing directors and of transacting such other business as may come before it, shall be held annually at the office of the Corporation or at such other place, either within or without the State of New York, as may be fixed by the Board of Directors and specified in the notice of meeting. The annual meeting shall be held at such dated as the Board of Directors may determine.

         Section 2.  Special Meetings.  A special meeting of
    shareholders may be called at any time by the President or by the Board of Directors.

         Section 3. Place of Meeting. All meetings of the shareholders of the Corporation for the election of directors shall be held at the offices of the Corporation, or at such other location within or without the State of New York as the Board of Directors may determine. All other meetings of the shareholders shall be held at such places, within or without the State of New York, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 4. Notice of Meetings. Except as otherwise required by statute, notice of each meeting of shareholders, whether annual or special, shall be given, at least ten days before the day on which the meeting is to be held, be given to each shareholder of record of the Corporation entitled to vote at the meeting (as such shareholders of record are determined by the Board of Directors of the Corporation pursuant to the provisions of Article VI, Section 5, hereof) by delivering a written or printed notice thereof, which notice shall state the time and place thereof, to him personally or at his post office address last known to the officers of the Corporation. Except as otherwise required by statute, no publication of any notice of a meeting of shareholders shall be required. Every notice of a special meeting of shareholders, besides stating the time and place of the meeting, shall state briefly the purposes thereof, and no business other than that specified in such notice shall be transacted at such meeting, except with the unanimous consent in writing of the holders of all the shares of the Corporation. Nevertheless, notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by attorney

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    duly authorized, waive notice of any meeting, whether before or after such meeting is held, notice thereof need not be given to him. Except as otherwise required by statute, no notice of any adjourned meeting of shareholders of the Corporation shall be required to be given.

         Section 5. Quorum. At any meeting of shareholders of the Corporation, a majority in interest of the shareholders of the Corporation entitled to vote at such meeting shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of those present in person or by proxy may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until holders of the amount of shares requisite to constitute a quorum shall be present in person or represented by proxy. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 6. Inspectors of Election. Two Inspectors of election shall be chosen by the person presiding at each meeting of the shareholders of the Corporation. The Inspectors shall receive and take in charge all proxies and ballots, and shall decide all questions touching upon the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the Inspectors on any questions, the person presiding at such meeting shall decide.

         Section 7. Organization. At every meeting of shareholders, the President, or in the absence of the President, a chairman chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy, shall act as chairman. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of both the Secretary and the Assistant Secretaries, the chairman may appoint any person to act as secretary of the meeting. Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereon.

         Section 8. Voting. At each meeting of the shareholders, each holder of shares of the Corporation entitled to vote at such meeting shall be entitled to vote for each share held by him and registered in his name on the books of the Corporation on the record date set by the Board of Directors for such meeting. Shares of its own belonging to the Corporation shall not be voted upon directly or indirectly. Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held and persons whose shares are pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or

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    his proxy, may represent such shares and vote thereon.  Any vote may be made in person or by proxy appointed by an instrument in writing signed by a shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after eleven months from its date unless such proxy provides for a longer period. Except as otherwise required by statute or the Certificate of Incorporation or the By-laws of the Corporation, at all meetings of the shareholders, all matters shall be decided by the vote of a majority in interest of the shareholders of the Corporation entitled to vote thereon, present in person or by proxy, a quorum being present.

         Section 9. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the share ledger to prepare and make, at least ten days before every meeting for the election of directors, a complete list of shareholders of the Corporation as of the record date for such meeting, arranged in alphabetical order. Such list shall be produced and kept at the time and place of the election during the whole time thereof, and subject to the inspection of any shareholder who may be present. The original or duplicate share ledger shall be the only evidence as to who are the shareholders entitled to examine such list, or the books of the Corporation, or to vote in person or by proxy, at such meeting.


                            ARTICLE II

                       Board of Directors

         Section 1. General Powers and Compensation. The property, affairs and business of the Corporation shall be managed by a Board of Directors, whose members shall be reimbursed for traveling expenses incurred in attending any meeting of the Board of Directors or of any Committee thereof and each member, except salaried officers of the Corporation, shall be paid such fee for each meeting of the Board of Directors or of any Committee thereof he attends as may be fixed by the Board of Directors from time to time.

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         Section 2.  Number, Term of Office and Qualifications.
    The number of directors shall be fixed by the Board of Directors but shall not be less than three. The Board of Directors, by a majority of the entire Board, may from time to time increase or decrease the number of directors, but not to less than three. Directors need not be shareholders of the Corporation. The directors shall be elected annually in the manner provided in these By-Laws, and each director shall continue in office until his successor shall have been elected and qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
    In case of any increase in the number of directors, the additional directors may be elected by the Board of Directors, at any regular meeting or at a special meeting of such Board called for such purpose, or by the shareholders at the first annual meeting held after such increase or at a special meeting of shareholders called for such purpose.

         Section 3. Election. At each meeting of the shareholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election. Such election shall be by ballot.

         Section 4. Organization. At every meeting of the Board of Directors, the Chairman of the Board of Directors, or in his absence, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as secretary of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of the Secretary at such meeting; and in the absence from any such meeting of both the Secretary and the Assistant Secretaries the chairman may appoint any person to act as secretary of the meeting, Such person shall be sworn to the faithful discharge of his duties as such secretary of the meeting before entering thereupon.

         Section 5. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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         Section 6.  Vacancies.  Any vacancy in the Board of
    Directors because of death, resignation, disqualification or any other cause may be filled by vote of the remaining Board of Directors, even though less than a quorum, at any regular or special meeting thereof, and the director or directors so elected shall hold office until the next annual election and until his of their successor or successors shall be duly elected and qualified. Any such vacancy resulting from any cause whatsoever not previously filled as aforesaid may be filled by the shareholders at their first annual meeting held after such vacancy shall occur or at a special meeting thereof held for such purpose or at the special meeting held for the purpose of voting to remove such director as provided in
    Section 11 of this Article II.

         Section 7. Place of Meeting. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of New York, as the Board may from time to time determine.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held immediately following each annual meeting of shareholders called for the purpose of electing directors and every second month thereafter on a date to be fixed by the Board at the preceding regular meeting., If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday at such place. Notice of regular meetings need not be given.

         Section 9. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or a majority of the Board of Directors, Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business not later than the second day before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. Notice of any meeting of the Board or of any Committee need not be given to any director, however, if waived by him in writing, whether before or after such meeting is held, or if he shall be present at the meeting; and any meeting of the Board of Directors or of any Committee shall be a legal meeting without any notice thereof having been given, if all the members shall be present thereat.

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         Section 10.  Quorum and Manner of Acting.  A majority of
    the directors in office at the time of any regular or special meeting of the Board of Directors shall be present in person or by telephone conference call at such meeting in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise required by statute or the Certificate of Incorporation or the By-Laws of the Corporation, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors or any Committee thereof, each member of the Board or Committee shall have one vote. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. Any one or more members of the Board or any Committee thereof may participate in a meeting of the Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting. Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee.

         Section 11. Removal of Directors. Any director may be removed for cause at any time by the Board of Directors at any regular or special meeting by a majority vote of the entire Board. Any director may be removed with or without cause by the affirmative vote of a majority in interest of the holders of record of the shares of the Corporation entitled to vote thereon at a special meeting of the shareholders called for such purpose; and the vacancy in the Board caused by any such removal may be filled by vote of the shareholders at such meeting or by the Board.

         Section 12. Committees. The Board of Directors may designate from among the directors an Executive Committee and other Committees, each consisting of three or more directors, to serve at the pleasure of the Board of Directors. Each such Committee shall have such of the authority of the Board of Directors as the Board of Directors shall determine, except that no such Committee shall have authority (a) to submit to the shareholders any action that needs shareholders' authorization pursuant to law, (b) to fill vacancies in the Board of Directors or in any Committee, (c) to fix the compensation of the directors for serving on the Board of Directors or on any Committee, (d) to amend or repeal these By-Laws or to adopt new By-Laws or (e) to amend or repeal any resolution of the Board of Directors which by its terms shall not be so amendable or repealable. The Board of Directors may designate one or more directors, as alternate members of any such Committee, who may replace any absent member or members at any meeting of such Committee.
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                           ARTICLE III

                            Officers

         Section 1. Number. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer and a Secretary, and such officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold the offices and perform the duties of any of said officers, including those of President, provided, however, that no offices shall be held by the same person in conflict with the laws of the State of New York.

         Section 2. Election, Term of Office and Qualifications. The officers of the Corporation shall be appointed annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article, shall hold his office until his successor shall have been duly chosen and qualified, or until his death or until he shall resign, or shall have been removed in the manner hereinafter provided. The Chairman of the Board of Directors shall be and remain a director of the Corporation. The other officers of the Corporation need not be directors of the Corporation.

         Section 3. Subordinate Officers. The Board of Directors may appoint such other officers as may be deemed necessary, including one or more additional Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or Committee the power to appoint any such subordinate officers.

         Section 4. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the entire Board of Directors at a special meeting of the Board of Directors called for such purpose, or, except in the case of any officer elected or appointed by the Board of Directors, by any Committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.

         Section 5. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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         Section 6.  Vacancies.  A vacancy in any office because
    of death, resignation, removal, disqualification or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular appointments or elections to such office.

         Section 7. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at meetings of the Board of Directors and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

         Section 8. The President. The President shall preside at all meetings of the shareholders. He shall be the chief executive and administrative officer and chief operating officer of the Corporation and shall have general management and direction of the business of the Corporation. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of shares of the Corporation, and shall do and perform such other duties as may from time to time be assigned to him by the Board of Directors.

         Section 9. Vice Presidents. The Vice Presidents may also sign with the Treasurer or an Assistant Treasurer, the Secretary or an Assistant Secretary, any or all certificates of shares of the Corporation, and shall perform such other duties as from time to time may be assigned to them by the Board of Directors.

         Section 10. Secretary. The Secretary shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in books provided for that purpose, see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, be custodian of the records and of the seal of the Corporation and see that it is affixed to all documents requiring it, have general charge of the share certificate book and share ledger and keep or cause to be kept by the transfer agent all records therein, see that books, reports, statements, certificates and other documents and records required by law are properly kept, made and filed, and, in general, perform all duties incident to the officer of the Secretary and such other duties as may be prescribed by these By-Laws or from time to time assigned to him by the Board of Directors.

         Section 11. Assistant Secretary. At the request of the Secretary, or in his absence or disability, an Assistant Secretary shall perform all duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions of, the Secretary. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

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         Section 12.  Treasurer.  The Treasurer shall have the
    custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall enter in the books of the Corporation full and accurate accounts of all moneys received and paid out, and whenever required by the Board of Directors he shall render a statement of the condition of the Corporation's finances, and he shall perform all such other duties as may be incident to the office of the Treasurer or as may be imposed upon him by the Board of Directors.

         Section 13. Assistant Treasurer. At the request of the Treasurer, or in his absence or disability, an Assistant Treasurer shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon, the Treasurer. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 15. Inability to Act. In case of the absence or inability of any officer of the Corporation to act and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom they may select.


                            ARTICLE IV

           Indemnification of Directors and Officers


         On the terms, to the extent, and subject to the conditions, prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board may in its discretion impose in general or particular cases or classes of cases, (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including, without limitation, an action by or in the right of the Corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation, or served such other corporation in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any

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    appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding. The Corporation shall indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that he, his testator or intestate, was an agent or employee (other than a director or officer) of the Corporation in any capacity, on the terms, and by any rules and regulations of the Board, which would have been applicable if he had been a director or officer of the Corporation.


                            ARTICLE V

          Contracts, Checks, Drafts and Bank Accounts


         Section 1. Contracts. The Board of Directors, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         Section 2. Loans. Any two of the officers of the Corporation as may from time to time be designated for the purpose by the Board of Directors, or by any officer or officers thereunto duly authorized by the Board of Directors, acting together, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm or individual, and for such loans and advances may make, execute and delivery promissory notes and other evidences of indebtedness of the Corporation. No property whatever owned or held by the Corporation shall be pledged, hypothecated or transferred as security for loans and advances except by two officers of the Corporation acting together, who shall have been designated for such purpose by the Board of Directors, or by any officer or officers thereunto duly authorized by the Board of Directors.

         Section 3. Checks and Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, insurance certificates and all endorsements (except endorsements for collections for the account of the Corporation or for deposit to its credit) shall be signed by such officer or officers, employee or employees, of the Corporation or by facsimile signature of such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

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         Section 4.  Deposits.  All funds of the Corporation
    unless otherwise authorized and directed by a resolution of the Board of Directors duly recorded in the minutes of the meetings of the Board of Directors, shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors; and for the purpose of such deposit, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by the President, or a Vice President, or the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, or by any agent or employee of the Corporation to whom any of said officers, in writing, or the Board of Directors, by resolution, shall have delegated such power.

         Section 5. Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositiaries as the Board may select of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-Laws, as they may deem expedient.


                            ARTICLE VI

                             Shares


         Section 1. Certificates. Certificates for shares of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by the President or one of the Vice Presidents and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. A record shall be made of each certificate issued including the number of the certificate, the name of the person owning the shares represented thereby, the number of shares and the date thereof. Every certificate exchanged or returned to the Corporation shall be marked "Canceled", with the date of cancellation, by the Secretary or the Corporation's transfer agent.

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         Section 2.  Transfer of Shares.  Transfer of shares of
    the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or its transfer agent, if any, and on surrender of the certificate or certificates for such shares properly endorsed. The Corporation shall at all times maintain in the State of New York, a transfer office or agency, for each class of shares of the Corporation, where shares shall be directly transferable. A person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation or to said transfer agent shall be so expressed in the entry of the transfer.

         Section 3. Lost, Destroyed and Mutilated Certificates of Shares. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum, not exceeding double the value of such shares, and with such surety or sureties, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

         Section 4. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

         Section 5. Closing of Transfer Books or Fixing of Record Dates. The Board of Directors shall have power to close the share transfer books of the Corporation for a period not exceeding thirty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect or for a period of not exceeding thirty days in connection with obtaining consent of shareholders for any purpose; provided, however, that in lieu of closing the share transfer books as stated, the Board of Directors may fix in advance a date not exceeding thirty nor less than ten days preceding the date of any meeting of shareholders or not exceeding thirty days preceding the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or entitled to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares or to give such consent; and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date so fixed.


                           ARTICLE VII

                              Seal


         The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures
    "Incorporated 1980", or words and figures of similar import and the words "New York".


                           ARTICLE VIII

                           Amendments


         These By-Laws shall be subject to alteration or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or any provision of law, may be made either by the affirmative vote of the holders of record of a majority of the outstanding shares of the Corporation, given at an annual meeting or at any special meeting, provided notice of the proposed alteration or repeal or of the proposed new By-laws shall be included in the notice of such meeting, or by the affirmative vote of a majority of the entire Board of Directors given at any meeting of the Board of Directors, provided notice of the proposed alteration or repeal or of the proposed new By-Laws shall be included in the notice of such meeting. By-Laws made or altered by the Board of Directors shall be subject to alteration or repeal by the shareholders.




    Amended: September 15, 1997